Exhibit 99.1

ACI Worldwide, Inc. Announces Preliminary 2019 Results and 2020 Guidance

Conference Call Scheduled for January 14, 2020 at 8:30 am EST

NAPLES, FLA — January 13, 2020 — ACI Worldwide (NASDAQ: ACIW), a leading global provider of electronic payment and banking solutions, today announced preliminary unaudited financial results for the full year ended December 31, 2019 and guidance for 2020.

Based on preliminary information available at this time, for the year ended December 31, 2019, we currently expect:

•	Revenue of between $1.255 billion and $1.265 billion, up over 20% over 2018, but below our prior guidance of $1.315 billion to $1.345 billion; and

•	Adjusted EBITDA of between $300 million and $310 million, up over 20% over 2018, but below our prior guidance of $360 million to $380 million.

“Our revenue and adjusted EBITDA were negatively impacted in 2019 primarily by a large customer expansion contract that did not sign as expected in December,” said Craig Saks, Interim President and CEO of ACI. “Our business continues to grow, and we believe that we are very well positioned to take advantage of positive trends in payments. We expect double digit revenue growth in 2020 and are reiterating our previously issued 2020 adjusted EBITDA guidance,” Saks added.

2020 Guidance

For 2020, we expect:

•	Revenue to be between $1.48 billion and $1.51 billion; and

•	Adjusted EBITDA to be in the range of $425 million to $445 million.

Our 2020 guidance does not include the large customer expansion contract we had expected to book in December.

Conference Call

ACI will host a conference call to discuss preliminary 2019 results and 2020 guidance tomorrow, January 14, 2020, at 8:30 am EST. Interested persons may access a real-time audio broadcast of the teleconference at http://investor.aciworldwide.com/ or use the following numbers for dial-in participation: US/Canada: (866) 914-7436, International/Local: +1 (817) 385-9117. Please provide your name, the conference name ACI Worldwide, Inc. and conference ID code 8988247. There will be a replay available for two weeks on (855) 859-2056 for US/Canada and +1 (404) 537-3406 for International/Local dial-In participants.

Nature of Information

The 2019 amounts in this press release are preliminary unaudited estimates based on currently available information and are subject to change as ACI completes its year-end accounting procedures and its audited financial statements for 2019. ACI expects to announce its audited 2019 results in the second half of February 2020.

About ACI Worldwide

ACI Worldwide, the Universal Payments (UP) company, powers electronic payments for more than 5,000 organizations around the world. More than 1,000 of the largest financial institutions and intermediaries as well as 300 of the leading global retailers rely on ACI to execute $14 trillion each day in payments. In addition, thousands of organizations utilize our electronic bill presentment and payment services. Through our comprehensive suite of software and SaaS-based solutions, we deliver real-time, any-to-any payments capabilities and enable the industry’s most complete omni-channel payments experience. To learn more about ACI, please visit www.aciworldwide.com. You can also find us on Twitter @ACI_Worldwide.

Adjusted EBITDA

To supplement our financial results presented on a GAAP basis, we use adjusted EBITDA, which excludes significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of adjusted EBITDA should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

We believe that adjusted EBITDA reflects an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Adjusted EBITDA is defined as net income plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Net income is the most closely comparable GAAP measure, but we are unable to present net income at this time without unreasonable effort or expense given that, among other things, we are in the process of our year-end accounting procedures.

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties, including our estimates for our results of operations for 2020, as wells as preliminary estimates for our 2019 results. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “expects” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to, statements regarding our (1) preliminary 2019 revenue and adjust EBITDA, (2) business continuing to grow, (3) being well positioned to take advantage of positive trends in payments and (4) revenue and adjusted EBITDA in 2020.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, the dependence of our business on new or renewal contracts and the inherent difficulty of predicting when new and renewal contracts will be signed and their terms, increased competition, the success of our Universal Payments strategy, demand for our products, restrictions and other financial covenants in our debt agreements, consolidations and failures in the financial services industry, customer reluctance to switch to a new vendor, the accuracy of management’s backlog estimates, the maturity of certain products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, volatility and disruption of the capital and credit markets and adverse changes in the global economy, our existing levels of debt, impairment of our goodwill or intangible assets, litigation, future acquisitions, strategic partnerships and investments, integration of and achieving benefits from the Speedpay acquisition, the complexity of our products and services and the risk that they may contain hidden defects or be subjected to security breaches or viruses, compliance of our products with applicable legislation, governmental regulations and industry standards, our ability to protect customer information from security breaches or attacks, our compliance with privacy regulations, our ability to adequately defend our intellectual property, exposure to credit or operating risks arising from certain payment funding methods, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, business interruptions or failure of our information technology and communication systems, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, exposure to unknown tax liabilities, volatility in our stock price, and potential claims associated with our sale and transition of our CFS assets and liabilities. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

© Copyright ACI Worldwide, Inc. 2020

ACI, ACI Worldwide, the ACI logo, ACI Universal Payments, UP, the UP logo and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties’ trademarks referenced are the property of their respective owners.

For more information contact:

John Kraft, Vice President, Investor Relations & Strategic Analysis

ACI Worldwide

239-403-4627

john.kraft@aciworldwide.com

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